                                                                   Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Lightbridge, Inc. on Form S-8 of our report dated January 25, 2000, appearing in the Annual Report on Form 10-K of Lightbridge, Inc. for the year ended December 31, 1999.



/s/  DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 9, 2001